Exhibit 99.1

Apollo Global Management, LLC Reports First Quarter 2011 Results

•	Economic Net Income of $390 million for the first quarter ending March 31, 2011, up 406% from $77 million in the first quarter of 2010

•	Total revenue of $696 million for the first quarter of 2011, up 211% from $224 million in the first quarter of 2010

•	Total assets under management (“AUM”) of $70 billion as of March 31, 2011, up 25% from $56 billion as of March 31, 2010

•	GAAP net income attributable to Apollo Global Management, LLC of $38 million for the first quarter of 2011, compared to a $61 million loss in the first quarter of 2010

•	Completed initial public offering and listing on New York Stock Exchange, raising net proceeds of $384 million

•	Apollo declares a first quarter distribution of $0.22 per Class A share

New York, May 12, 2011 – Apollo Global Management, LLC (NYSE: APO) and its consolidated affiliates (collectively, “Apollo”) today reported results for the first quarter ended March 31, 2011.

Total Economic Net Income (“ENI”) was $390.2 million for the first quarter of 2011, an increase of $313.1 million or 406% compared to ENI for the first quarter of 2010. The increase was primarily driven by Apollo’s Incentive Business, which reported $361.9 million of ENI for the first quarter of 2011, an increase of $296.2 million compared to the first quarter of 2010, which was largely the result of higher carried interest income in Apollo’s private equity segment. Apollo’s Management Business reported $28.3 million of ENI for the first quarter of 2011, an increase of $16.9 million compared to the first quarter of 2010.

Apollo’s total revenue grew significantly during the first quarter of 2011 compared to the first quarter of 2010. Total revenue was $696.3 million during the first quarter of 2011, an increase of $472.7 million or 211% versus the first quarter of 2010. Total revenue was primarily driven by $558.8 million of carried interest income during the first quarter of 2011, which increased by $450.1 million or 414% compared to the first quarter of 2010. Management fee revenue of $118.2 million in the first quarter of 2011 increased $14.3 million or 14% versus the first quarter of 2010, and net transaction and advisory fee revenue of $19.4 million for the first quarter of 2011 increased $8.3 million or 75% compared to the first quarter of 2010.

Total AUM was $70.0 billion as of March 31, 2011, compared to $56.2 billion as of March 31, 2010, an increase of $13.8 billion, or 25%. The growth in total AUM was driven by both strong appreciation in the underlying value of the fund investments managed by Apollo as well as new capital raised. Fee-generating AUM was $48.3 billion as of March 31, 2011, compared to $43.8 billion as of March 31, 2010, an increase of $4.5 billion, or 10%.

GAAP results for the first quarter ended March 31, 2011 included net income attributable to Apollo Global Management, LLC of $38.2 million, compared to a net loss attributable to Apollo Global Management, LLC of $60.7 million during the first quarter ended March 31, 2010.

On April 4, 2011, Apollo successfully completed its initial public offering and listing on the New York Stock Exchange, trading under the ticker symbol “APO”. In the offering, Apollo sold 29.8 million Class A shares at $19.00 per share. None of Apollo’s management, employees, affiliates or Strategic Investors sold shares in the offering, and certain directors and executive officers of Apollo participated in the offering by purchasing approximately 1.1 million shares at the $19.00 per share price. In connection with the offering, Apollo received net proceeds of $384.0 million in April 2011, which will be used for general corporate purposes and to fund growth initiatives.

Private Equity Segment

ENI from Apollo’s private equity segment was $287.4 million for the first quarter of 2011, compared to $46.6 million for the first quarter of 2010. The significant improvement in ENI was primarily driven by a $371.8 million increase in carried interest income, partially offset by a corresponding $152.1 million increase in profit sharing expense.

Carried interest income from Apollo’s private equity segment was $441.7 million for the first quarter of 2011, which included unrealized gains of $323.1 million primarily driven by the appreciation of Fund IV, Fund VI and Fund VII investments, and $118.6 million of realized gains primarily driven by the sale of certain Fund VII investments.

During the first quarter of 2011, Apollo’s private equity funds continued their strong investment performance. As of March 31, 2011, Fund VII generated an annual gross and net IRR of 45% and 32%, respectively, since its inception in 2008, while Fund VI, which began investing in 2006, generated an annual gross and net IRR of 15% and 12%, respectively. Fund V generated an annual gross and net IRR of 62% and 45%, respectively, since its inception in 2001, and finally, Fund IV generated an annual gross and net IRR of 12% and 9%, respectively, since its inception in 1998. Uncalled private equity commitments, or “dry powder”, was $10.2 billion as of March 31, 2011.

Capital Markets Segment

ENI from Apollo’s capital markets segment was $108.2 million for the first quarter of 2011, compared to $34.3 million for the first quarter of 2010. The growth in ENI was primarily driven by a $77.8 million increase in carried interest income from the Incentive Business of the capital markets segment, partially offset by a corresponding $26.4 million increase in profit sharing expense. There was also $17.8 million of net gains from investment activities that related to the mark-to-market appreciation on Apollo’s convertible note investment in HFA Holdings Limited.

Carried interest income from the Incentive Business of the capital markets segment was $104.5 million for the first quarter of 2011, which included unrealized gains of $88.3 million that were primarily driven by the appreciation of investments in Apollo’s senior credit funds, and $16.2 million of realized gains that were primarily driven by the sale of investments in the senior credit funds.

The continued growth and diversification of Apollo’s capital markets segment was highlighted by the addition of two new funds during the first quarter of 2011. On February 15, 2011, Apollo held its first close with $240 million of committed capital for Financial Credit Investment I, L.P., which opportunistically invests in longevity-based assets. During the first quarter of 2011, Apollo also launched Apollo Senior Floating Rate Fund Inc., a newly organized, non-diversified, closed-end management investment company with an investment objective to seek current income and preserve capital primarily through investments in senior secured loans. On February 24, 2011, the Apollo Senior Floating Rate Fund issued $300 million of common shares in its initial public offering and began trading on the NYSE under the symbol “AFT.”

Real Estate Segment

Apollo’s real estate segment had an economic net loss of $5.4 million for the first quarter of 2011, compared to a $3.8 million loss for the first quarter of 2010. The larger economic net loss during the first quarter of 2011 was attributable to higher expenses compared to the first quarter of 2010, which were primarily the result of Apollo’s acquisition of Citi Property Investors (“CPI”) in November 2010. Total revenues for the real estate segment during the first quarter of 2011 were $9.3 million, as compared to $1.6 million in the first quarter of 2010. The $7.7 million increase in revenues was primarily driven by increased management fees following Apollo’s acquisition of CPI.

The significant investment to build Apollo’s global real estate investment team has led to substantial growth in our real estate AUM. As of March 31, 2011, AUM was $6.5 billion, compared to $2.5 billion at March 31, 2010. During the first quarter of 2011, Apollo launched a closed-end private investment fund that intends to make real estate-related investments principally located in the United States. AGRE U.S. Real Estate Fund, L.P. held an initial closing in January 2011 on $108 million of limited partner commitments.

Capital and Liquidity

As of March 31, 2011, Apollo had $459.8 million of cash and cash equivalents and $751.2 million of debt. These amounts exclude cash and debt associated with Apollo’s consolidated funds and variable interest entities. As of March 31, 2011, Apollo also had a $2,233.7 million carried interest receivable and corresponding profit sharing payable of $845.8 million, resulting in a net carried interest receivable of $1,387.9 million. At March 31, 2011, Apollo also had equity method investments of $298.4 million. The cash and cash equivalents balance of $459.8 million at the end of the first quarter of 2011 excludes $384.0 million of net proceeds received by Apollo in April 2011 from its initial public offering.

Distribution

Apollo Global Management, LLC has declared a first quarter 2011 cash distribution of $0.22 per Class A share, which comprises a regular distribution of $0.07 per Class A share and a quarterly distribution of $0.15 per Class A share paid largely as a result of incentive realizations in the quarter. This distribution will be paid on June 1, 2011 to holders of record at the close of business on May 23, 2011.

Apollo intends to distribute to its shareholders on a quarterly basis substantially all of its net after-tax cash flow in excess of amounts determined by its manager to be necessary or appropriate to provide for the conduct of its business. However, we cannot assure shareholders that they will receive any distributions.

Conference Call

Apollo will host a conference call on Thursday, May 12, 2011 at 10:00 am EDT. During the call Marc Spilker, President; Gene Donnelly, Chief Financial Officer; and Gary Stein, Head of Corporate Communications, will review Apollo’s financial results. The conference call can be accessed by dialing (888) 868-4188 (U.S. domestic) or +1 (615) 800-6914 (international), and by providing conference call ID #64030425 when prompted by the operator. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Investor Relations section of Apollo’s website at www.agm.com.

Following the call a replay of the event may be accessed either telephonically or via audio webcast. A telephonic replay of the live broadcast will be available approximately two hours after the live broadcast by dialing (800) 642-1687 (U.S. callers) or +1 (706) 645-9291 (non-U.S. callers), passcode 64030425. To access the audio webcast, please visit Events in the Investor Relations section of Apollo’s website at www.agm.com.

From time to time, Apollo may use its website as a channel of distribution of material company information. Financial and other important information regarding Apollo is routinely posted and accessible on the Investor Relations section of Apollo’s website at www.agm.com. In addition, you may automatically receive email alerts and other information about AGM by enrolling your email within the “Email Alerts” area of the Investor Relations section of the website.

About Apollo

Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of $70 billion as of March 31, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

Contact Information

For inquiries regarding Apollo Global Management, please contact:

Gary M. Stein

Head of Corporate Communications

Apollo Global Management, LLC

212-822-0467

gstein@apollolp.com

Patrick M. Parmentier, CPA

Investor Relations Manager

Apollo Global Management, LLC

212-822-0472

pparmentier@apollolp.com

For media inquiries regarding Apollo, please contact:

Charles Zehren

Rubenstein Associates, Inc. for Apollo Global Management, LLC

(212) 843-8590

czehren@rubenstein.com

Forward-Looking Statements

This press release may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, capital markets or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s prospectus filed in accordance with Rule 424(b) of the Securities Act with the Securities and Exchange Commission (“SEC”) on March 30, 2011, and such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise. This release does not constitute an offer of any Apollo fund.

APOLLO GLOBAL MANAGEMENT, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2011 AND 2010

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Advisory and transaction fees from affiliates	$19,416	$11,069
Management fees from affiliates	118,150	103,804
Carried interest income from affiliates	558,776	108,721

Total Revenues	696,342	223,594

Expenses:
Compensation and benefits:
Equity-based compensation	283,607	273,646
Salary, bonus and benefits	72,069	59,770
Profit sharing expense	217,085	38,516
Incentive fee compensation	10,159	2,945

Total Compensation and Benefits	582,920	374,877
Interest expense	10,882	10,822
Professional fees	17,361	12,865
General, administrative and other	16,607	14,513
Placement fees	539	3,861
Occupancy	7,226	5,447
Depreciation and amortization	6,046	6,105

Total Expenses	641,581	428,490

Other Income:
Net gains from investment activities	157,929	111,721
Net gains from investment activities of consolidated variable interest entities	17,088	19,167
Income from equity method investments	21,826	7,880
Interest income	258	362
Other income (loss), net	8,063	(3,358)

Total Other Income	205,164	135,772

Income (loss) before income tax provision	259,925	(69,124)
Income tax provision	(8,820)	(4,055)

Net Income (Loss)	251,105	(73,179)
Net (income) loss attributable to Non-Controlling Interests	(212,949)	12,497

Net Income (Loss) Attributable to Apollo Global Management, LLC	$38,156	$(60,682)

Dividends Declared per Class A Share	$0.17	$—

Net Income (Loss) Per Class A Share:
Net Income (Loss) Per Class A Share – Basic and Diluted	$0.33	$(0.63)

Weighted Average Number of Class A Shares – Basic and Diluted	98,215,736	95,784,872

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Total Combined Segments:

	Three Months Ended

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$11.1	$26.8	$19.5	$22.3	$19.4
Management fees from affiliates	103.8	106.2	106.7	114.5	118.2
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5

Total management business revenues	127.0	143.2	137.7	150.4	150.1

Compensation and benefits(1)	59.8	60.3	60.4	69.1	72.1

Interest expense	10.8	9.5	7.3	7.8	10.9
Professional fees	12.6	9.1	9.6	29.6	17.1
General, administrative and other	14.0	16.3	14.1	19.1	16.2
Placement fees	3.9	0.7	(0.8)	0.5	0.5
Occupancy	5.4	5.4	5.9	6.4	7.2
Depreciation and amortization	6.1	6.0	5.9	6.2	6.1

Total non-compensation expenses	52.8	47.0	42.0	69.6	58.0

Total management business expenses	112.6	107.3	102.4	138.7	130.1

Other (loss) income	(3.0)	25.6	49.2	125.0	8.3

Management Business Economic Net Income	11.4	61.5	84.5	136.7	28.3

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	45.2	(117.2)	311.8	1,115.6	411.4
Realized gains	51.4	53.3	9.1	82.4	134.8

Total carried interest income (loss)	96.6	(63.9)	320.9	1,198.0	546.2

Profit sharing expense:
Unrealized profit sharing expense	21.8	(53.3)	116.7	419.3	167.6
Realized profit sharing expense	16.8	20.7	2.7	10.5	49.5

Total profit sharing expense	38.6	(32.6)	119.4	429.8	217.1

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1

Net gains from investment activities	—	—	—	—	17.8
Income (loss) from equity method investments	10.6	(1.0)	31.4	39.9	25.1

Other Income (Loss)	10.6	(1.0)	31.4	39.9	42.9
Incentive Business Economic Net Income (Loss)	65.7	(38.6)	230.8	799.3	361.9

Total Economic Net Income	$77.1	$22.9	$315.3	$936.0	$390.2

(1)	Share-based compensation expense is excluded from compensation and benefits in the table above. Share-based compensation expense comprises amortization of AOG units, RSUs, share options, ARI restricted stock awards, ARI RSUs and AAA RDUs. The combined amounts related to the RSUs and share options (excluding RSUs granted in connection with the 2007 private placement) were $1.7 million, $8.6 million, $9.8 million, $10.5 million and $13.2 million for the three months ended March 31, June 30, September 30, December 31, 2010 and March 31, 2011, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Private Equity Segment:

	Three Months Ended

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$7.8	$24.3	$17.0	$11.4	$15.1
Management fees from affiliates	64.3	65.1	64.5	65.5	65.5

Total management business revenues	72.1	89.4	81.5	76.9	80.6

Compensation and benefits	33.2	30.3	34.2	36.3	37.8
Other expenses	28.9	26.0	24.5	28.1	25.8

Total management business expenses	62.1	56.3	58.7	64.4	63.6

Other (loss) income	(0.9)	28.1	42.4	92.6	5.1

Management Business Economic Net Income	9.1	61.2	65.2	105.1	22.1

Incentive Business:

Carried interest income (loss):
Unrealized gains (losses)	57.5	(83.7)	228.1	1,049.6	323.1
Realized gains	12.4	44.1	—	13.1	118.6

Total carried interest income (loss)	69.9	(39.6)	228.1	1,062.7	441.7

Profit sharing expense:
Unrealized profit sharing expense	34.4	(38.3)	97.2	392.6	147.1
Realized profit sharing expense	5.7	19.2	—	8.9	45.1

Total profit sharing expenses	40.1	(19.1)	97.2	401.5	192.2

Income from equity method investments	7.7	1.5	17.7	23.8	15.8

Incentive Business Economic Net Income (Loss)	37.5	(19.0)	148.6	685.0	265.3

Total Economic Net Income	$46.6	$42.2	$213.8	$790.1	$287.4

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Capital Markets Segment:

	Three Months Ended

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$3.3	$2.5	$2.5	$10.9	$4.3
Management fees from affiliates	37.8	39.5	40.4	42.6	43.4
Carried interest income from affiliates
Realized gains	12.1	10.2	11.5	13.6	12.5

Total management business revenues	53.2	52.2	54.4	67.1	60.2

Compensation and benefits:
Salary, bonus and benefits	22.9	23.9	21.3	25.8	24.5
Other expenses	22.2	19.2	11.9	30.2	26.6

Total management business expenses	45.1	43.1	33.2	56.0	51.1

Other (loss) income	(2.2)	(2.5)	6.8	8.9	2.7

Management Business Economic Net Income	5.9	6.6	28.0	20.0	11.8

Incentive Business:

Carried interest income (loss):
Unrealized (losses) gains	(12.3)	(33.5)	83.7	66.0	88.3
Realized gains	39.0	9.2	9.1	69.3	16.2

Total carried interest income (loss)	26.7	(24.3)	92.8	135.3	104.5

Profit sharing expense:
Unrealized profit sharing expense	(12.6)	(15.0)	19.5	26.7	20.5
Realized profit sharing expense	11.1	1.5	2.7	1.6	4.4

Total profit sharing expense	(1.5)	(13.5)	22.2	28.3	24.9

Incentive fee compensation	2.9	6.3	2.1	8.8	10.1

Net gains from investment activities	—	—	—	—	17.8
Income (loss) from equity method investments	3.1	(2.7)	13.6	16.6	9.1

Total other income (loss)	3.1	(2.7)	13.6	16.6	26.9

Incentive Business Economic Net Income (Loss)	28.4	(19.8)	82.1	114.8	96.4

Total Economic Net Income (Loss)	$34.3	$(13.2)	$110.1	$134.8	$108.2

APOLLO GLOBAL MANAGEMENT, LLC

SEGMENT RESULTS (UNAUDITED)

(dollars in millions)

Real Estate Segment:

	Three Months Ended

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Management Business:
Advisory and transaction fees from affiliates	$—	$—	$—	$—	$—
Management fees from affiliates	1.6	1.6	1.8	6.4	9.3

Total management business revenues	1.6	1.6	1.8	6.4	9.3

Compensation and benefits	3.7	6.1	4.9	7.0	9.8
Other expenses	1.7	1.8	5.6	11.3	5.5

Total management business expenses	5.4	7.9	10.5	18.3	15.3

Other income	0.1	—	—	23.5	0.5

Management Business Economic Net (Loss) Income	(3.7)	(6.3)	(8.7)	11.6	(5.5)

Incentive Business:

Carried interest income:
Unrealized gains	—	—	—	—	—
Realized gains	—	—	—	—	—

Total carried interest income	—	—	—	—	—

Profit sharing expense:
Unrealized profit sharing expense	—	—	—	—	—
Realized profit sharing expense	—	—	—	—	—

Total profit sharing expense	—	—	—	—	—

(Loss) income from equity method investments	(0.1)	0.2	0.1	(0.5)	0.1

Incentive Business Economic Net (Loss) Income	(0.1)	0.2	0.1	(0.5)	0.1

Total Economic Net (Loss) Income	$(3.8)	$(6.1)	$(8.6)	$11.1	$(5.4)

APOLLO GLOBAL MANAGEMENT, LLC

RECONCILIATION OF GAAP NET INCOME TO ECONOMIC NET INCOME

(UNAUDITED)

(dollars in millions)

Reconciliation of GAAP Net Income to Economic Net Income:

	Three Months Ended

	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011
Net (Loss) Income Attributable to Apollo Global Management, LLC	$(60.7)	$(75.1)	$24.1	$206.3	$38.2
Impact of non-cash charges related to equity-based compensation:
AOG units	258.3	258.4	258.0	258.2	258.2
RSUs:
Plan grants:
Private placements awards (1)	12.8	12.1	11.9	11.8	11.9
Other plan grant awards	1.1	4.6	4.0	4.3	7.1
Bonus grants	0.6	4.0	5.8	5.9	4.7

Total RSUs	14.5	20.7	21.7	22.0	23.7
Share options	—	—	—	0.3	1.4
ARI restricted stock awards and ARI RSUs	0.2	0.2	0.2	0.2	0.2
AAA RDUs	0.6	0.7	2.0	2.2	0.1

Total non-cash charges related to equity-based compensation	273.6	280.0	281.9	282.9	283.6

Income tax provision	4.1	12.7	30.9	44.1	8.8
Net loss (income) of Metals Trading Fund	1.2	1.3	(0.2)	—	—
Net income attributable to Non-Controlling Interests in consolidated entities (2)	2.5	7.3	3.5	3.0	3.6
Net (loss) income attributable to Non-Controlling Interests in Apollo Operating Group	(143.6)	(203.3)	(24.9)	399.7	56.0

Economic Net Income	$77.1	$22.9	$315.3	$936.0	$390.2

(1)	Represents awards granted in connection with the 2007 private placement.
(2)	Excludes Non-Controlling Interests attributable to AAA and consolidated VIEs.

Non-GAAP Financial Information

Economic Net Income, or ENI, is a key performance measure used by management in evaluating the performance of Apollo’s private equity, capital markets and real estate segments, as management believes the amount of management fees, advisory and transaction fees and carried interest income are indicative of the Company’s performance. Management also uses ENI in making key operating decisions such as the following:

•	Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires;

•	Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and

•

Decisions related to compensation expense, such as determining annual discretionary bonuses to its employees. As it relates to compensation, management seeks to align the interests of certain professionals and selected other individuals who have a profit sharing interest in the carried interest income earned in relation to the funds, with those of the investors in such funds and those of the Company’s shareholders. To achieve that objective, a certain amount of compensation is based on the Company’s performance and growth for the year.

ENI is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. ENI represents segment income (loss) attributable to Apollo Global Management, LLC, which excludes the impact of non-cash charges related to equity-based compensation, income taxes and Non-Controlling Interests. In addition, segment data excludes the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements.

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

Assets Under Management—Fee-Generating/Non-Fee Generating

The table below displays fee-generating and non-fee generating AUM by segment as of March 31, 2011 and 2010 and December 31, 2010.

	As of March 31,		As of December 31,
	2011	2010	2010
	(in millions)
AUM-Fee-Generating/Non-Fee-Generating:
Private equity	$39,578	$34,416	$38,799
Fee-generating	27,804	28,189	27,874
Non-fee-generating	11,774	6,227	10,925

Capital markets	23,834	19,256	22,283
Fee-generating	17,660	15,117	16,484
Non-fee-generating	6,174	4,139	5,799

Real estate	6,547	2,534	6,469
Fee-generating	2,805	527	2,679
Non-fee-generating	3,742	2,007	3,790

Total assets under management	69,959	56,206	67,551
Fee-generating	48,269	43,833	47,037
Non-fee-generating	21,690	12,373	20,514

APOLLO GLOBAL MANAGEMENT, LLC

ASSETS UNDER MANAGEMENT

(UNAUDITED)

The following tables summarize changes in total AUM and AUM for each of our segments for the three months ended March 31, 2011 and 2010:

	Three Months Ended March 31,
	2011	2010
	(in millions)
Change in Total AUM:
Beginning of Period	$67,551	$53,609
Income	2,832	1,462
Subscriptions/acquisitions	702	603
Distributions/redemptions	(1,730)	(1,428)
Change in leverage	604	1,960

End of Period	$69,959	$56,206

Change in Private Equity AUM:
Beginning of Period	$38,799	$34,002
Income	1,966	1,311
Subscriptions	—	—
Distributions	(1,211)	(912)
Change in leverage	24	15

End of Period	$39,578	$34,416

Change in Capital Markets AUM:
Beginning of Period	$22,283	$19,112
Income	876	131
Subscriptions	605	245
Distributions/redemptions	(519)	(427)
Change in leverage	589	195

End of Period	$23,834	$19,256

Change in Real Estate AUM:
Beginning of Period	$6,469	$495
(Loss) income	(10)	20
Subscriptions/acquisitions	97	358
Distributions/redemptions	—	(89)
Change in leverage	(9)	1,750

End of Period	$6,547	$2,534

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

Investment Record

Private Equity

The following table summarizes the investment record for our private equity fund portfolios apart from AAA. All amounts are as of March 31, 2011 unless noted otherwise.

	Vintage Year	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	As of March 31, 2011		As of December 31, 2010
							Gross IRR	Net IRR	Gross IRR	Net IRR
		(in millions)
Fund VII	2008	$14,676	$8,581	$4,102	$9,206	$13,308	45%	32%	46%	32%
Fund VI	2006	10,136	11,380	4,081	11,930	16,011	15	12	13	10
Fund V	2001	3,742	5,192	11,151	1,642	12,793	62	45	62	45
Fund IV	1998	3,600	3,481	5,782	1,041	6,823	12	9	11	9
Fund III	1995	1,500	1,499	2,615	92	2,707	18	12	18	12
Fund I, II & MIA(2)	1990/92	2,220	3,773	7,924	—	7,924	47	37	47	37

Total		$35,874	$33,906	$35,655	$23,911	$59,566	39%	27%	39%	26%

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. We do not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time.

Capital Markets

The following table summarizes the investment record for certain funds with a defined maturity date, and internal rate of return since inception, or “IRR”, which includes FCI, AIE II, COF I, COF II, ACLF, Artus and EPF. IRR is computed based on the actual dates of capital contributions, distributions and ending limited partners’ capital as of the specified date above. All amounts are as of March 31, 2011, unless noted otherwise.

							As of March 31, 2011		As of December 31, 2010
	Year of Inception	Committed Capital	Total Invested Capital	Realized	Unrealized(1)	Total Value	Gross IRR	Net IRR	Gross IRR	Net IRR
		(in millions)
FCI(2)	2011	$242.0	$64.7	$—	$71.2	$71.2	N/A	N/A	N/A	N/A
AIE II(3)	2008	292.3	515.9	422.5	317.6	740.1	28.4%	22.8%	27.5%	21.8%
COF I	2008	1,484.9	1,613.2	737.5	2,298.8	3,036.3	33.3	29.8	32.5	29.0
COF II	2008	1,583.0	2,186.0	891.0	1,858.5	2,749.5	16.6	14.2	17.4	14.9
ACLF	2007	984.0	1,448.5	653.0	936.3	1,589.3	13.5	12.6	12.1	11.2
Artus	2007	106.6	190.1	19.9	184.4	204.3	4.7	4.5	3.0	2.8
EPF(3)	2007	1,833.3	1,301.6	568.3	1,043.2	1,611.5	16.2	8.2	14.8	7.9

Totals		$6,526.1	$7,320.0	$3,292.2	$6,710.0	$10,002.2

(1)	Figures include the market values, estimated fair value of certain unrealized investments and capital committed to investments.
(2)	Financial Credit Investment I, L.P. (“FCI”) was formed during the first quarter of 2011. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(3)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.42 as of March 31, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

The following table summarizes the investment record for certain funds with no maturity date, which includes AFT, AAOF, SOMA, AIE I, AINV and the Value Funds. All amounts are as of March 31, 2011 unless noted otherwise.

			Net Return
	Year of Inception	Net Asset Value as of March 31, 2011	Since Inception to March 31, 2011	For the Three Months Ended March 31, 2011	Since Inception to December 31, 2010	For the Year Ended December 31, 2010
		(in millions)
AFT(1)	2011	$295.9	N/A	N/A	N/A	N/A
AAOF	2007	300.7	14.7%	(1.0)%	15.8%	12.5%
SOMA(2)	2007	1,127.8	49.8	6.5	40.7	16.9
AIE I(3)	2006	145.9	(41.6)	11.6	(47.7)	32.4
AINV(4)	2004	1,898.2	N/A	N/A	41.3	4.8
Value Funds	2003/2006	940.7	75.0	5.5	65.9	12.2

(1)	The Apollo Senior Floating Rate Fund Inc. (“AFT”) was formed during the first quarter of 2011. Apollo does not intend to disclose returns for funds that have not been investing for at least 24 months as we do not believe such return information is meaningful.
(2)	SOMA returns for primary mandate, which follows similar strategies as the Value Funds and excludes SOMA’s investments in other Apollo funds.
(3)	Fund denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.42 as of March 31, 2011.
(4)	Return amounts for Apollo Investment Corporation, a closed-end, non-diversified management investment company that trades under the symbol “AINV”, represent net asset value returns. Net asset value for AINV and related return information is shown as of December 31, 2010 given that AINV has not yet publicly disclosed its financial results as of March 31, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

FUND PERFORMANCE

Real Estate

The following table summarizes the investment record for our real estate funds. Each fund included in the table below did not begin investing the majority of its capital, or was not the manager for, at least 24 months prior to the valuation date of March 31, 2011. Due to the limited investment period for these funds, return information is not provided since we do not believe such information is meaningful. The amounts included in the table below are shown as of March 31, 2011, unless noted otherwise.

	Year of Inception	Raised Capital(5)	Gross Assets		Current Net Asset Value		Net IRR
	(in millions)
ARI(1)	2009	$322.2	$811.5		$297.8	(6)	N/A	(7)
AGRE CMBS Account	2009	503.7	1,491.8		291.8		N/A	(7)
AGRE U.S. Real Estate Fund, L.P.	2011	107.9	N/A	(8)	N/A	(8)	N/A	(7)
CPI Capital Partners North America	2006	600.0	176.5		175.5		N/A	(9)
CPI Capital Partners Asia Pacific(2)	2006	1,291.6	562.3		557.6		N/A	(9)
CPI Capital Partners Europe(3)	2006	1,645.0	480.6		479.1		N/A	(9)
CPI Other(4)	various	4,997.6	N/A	(10)	1,310.7		N/A	(10)

(1)	Amounts as of December 31, 2010.
(2)	U.S. dollar denominated.
(3)	Funds denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.42 as of March 31, 2011.
(4)	Other consists of funds or individual investments of which we are not the general partner or manager and only receive fees pursuant to either a sub-advisory agreement or an asset management and administrative agreement.
(5)	Reflects initial gross raised capital and does not include distributions subsequent to capital raise.
(6)	Represents U.S. GAAP equity.
(7)	Returns are not presented because dates are prior to 24 months from inception of the fund.
(8)	AGRE U.S. Real Estate Fund, L.P., a newly formed closed-end private investment fund that intends to make real estate-related investments principally located in the United States, held an initial closing in January 2011. Gross assets and net asset value are not presented as capital has not been deployed as of March 31, 2011.
(9)	As part of the CPI acquisition, the company acquired general partner interests in fully invested funds. The net IRRs from the inception of the respective fund to March 31, 2011 were (12.7%), (1.5%) and (20.8%) for CPI Capital Partners North America, Asia Pacific and Europe, respectively. These IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo has only become the general partner or manager of these funds since completing the acquisition on November 12, 2010.
(10)	CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Gross assets and return data is therefore not considered meaningful as we only perform an administrative role.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SEGMENT INFORMATION

Supplemental Segment Information

Private Equity Dollars Invested and Uncalled Commitments

The following table summarizes the private equity dollars invested during the specified reporting periods:

	Three Months Ended March 31,
	2011	2010
	(in millions)
Private equity dollars invested	$802	$296

The following table summarizes the uncalled private equity commitments as of March 31, 2011 and December 31, 2010:

	As of March 31, 2011	As of December 31, 2010
	(in millions)
Uncalled private equity commitments	$10,162	$10,345

Cost and Fair Value of our Fund’s Investments by Segment

The following table provides a summary of the cost and fair value of our funds’ investments by segment. The cost and fair values of our private equity investments represent the current invested capital and unrealized values, respectively, in Fund VII, Fund VI, Fund V and Fund IV.

	As of March 31, 2011		As of December 31, 2010
	(in millions)
Private Equity:
Cost	$14,228		$14,322
Fair Value	23,819		22,485

Capital Markets:
Cost	$9,658		$10,226
Fair Value	11,693		11,476

Real Estate (1):
Cost	$4,009	(2)	$4,028	(3)
Fair Value	3,405	(2)	3,368	(3)

(1)	The cost and fair value of the real estate investments represent the cost and fair value, respectively, of the current unrealized invested capital for the ARI, AGRE CMBS, CPI Capital Partners NA, CPI Capital Partners Asia Pacific, and CPI Capital Partners Europe funds.
(2)	Includes CPI Funds with investment cost and fair value of $1,712 million and $1,102 million, respectively, as of March 31, 2011. Also includes ARI amounts that are reported as of December 31, 2010 given that the fund has not yet publicly disclosed its first quarter 2011 results. Additionally, ARI includes loans at amortized cost.
(3)	All amounts as of September 30, 2010 and include CPI Funds investment cost of $1,763 million and fair value of $1,080 million. Additionally, ARI includes loans at amortized cost.

As of March 31, 2011, approximately 47% of the fair value of our fund investments was determined using market based valuation methods (i.e., reliance on broker or listed exchange quotes) and the remaining 53% was determined primarily by comparable company and industry multiples or discounted cash flow models. For our private equity, capital markets and real estate segments, the percentage determined using market based valuation methods was 42%, 54% and 42%, respectively.

APOLLO GLOBAL MANAGEMENT, LLC

CARRIED INTEREST RECEIVABLE AND CARRIED INTEREST INCOME

SUMMARY

The table below presents an analysis of our (i) carried interest receivable and (ii) realized and unrealized carried interest income as of and for the three months ended March 31, 2011:

	As of March 31, 2011		For the Three Months Ended March 31, 2011
	Carried Interest Receivable		Unrealized Carried Interest Income		Realized Carried Interest Income	Total Carried Interest Income
	(in millions)
Private Equity Funds:
Fund VII	$678.4		$73.6		$74.6	$148.2
Fund VI	823.8		175.5		19.1	194.6
Fund V	164.7		(11.8)		24.9	13.1
Fund IV	218.8		82.8	(1)	—	82.8
AAA	15.6		3.0		—	3.0

Total Private Equity Funds	$1,901.3		$323.1		$118.6	$441.7

Capital Markets Funds:
Distressed and Event-Driven Hedge Funds (Value Funds, SOMA, AAOF)	$45.1		$23.5		$1.4	$24.9
Mezzanine Funds (AIE II, AINV)	33.8		5.4		12.5	17.9
Non-Performing Loan Fund (EPF)	17.0		17.0		—	17.0
Senior Credit Funds (COF I/COF II, ACLF)	236.5		42.4		14.9	57.3

Total Capital Markets Funds	$332.4		$88.3		$28.8	$117.1

Total	$2,233.7	(2)	$411.4		$147.4	$558.8

(1)	$44.0 million for Fund IV related to the catch-up formula whereby the Company earns a disproportionate return (typically 80%) for a portion of the return until the Company’s carried interest equates to its 20% incentive fee rate.
(2)	There was a corresponding profit sharing payable of $845.8 million that results in a net carried interest receivable amount of $1,387.9 million as of March 31, 2011.

APOLLO GLOBAL MANAGEMENT, LLC

SUPPLEMENTAL SHARE INFORMATION

The table below presents a Non-GAAP weighted average diluted shares outstanding for the three months ended March 31, 2011 and 2010 and for the year ended December 31, 2010:

	Three Months Ended March 31,		Year Ended December 31,
	2011	2010	2010
Total GAAP Weighted Average Outstanding Class A Shares:
Basic and Diluted	98,215,736	95,784,872	96,964,769
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000
Vested RSUs	15,342,071	11,916,239	12,132,401

Non-GAAP Weighted Averaged Diluted Shares Outstanding	353,557,807	347,701,111	349,097,170

The table below presents a Non-GAAP diluted shares outstanding as of March 31, 2011 and 2010 and as of December 31, 2010:

	As of March 31,		As of December 31, 2010
	2011	2010
Total GAAP Outstanding Class A Shares:
Basic and Diluted	99,471,490	96,346,032	97,921,232
Non-GAAP Adjustments:
AOG Units	240,000,000	240,000,000	240,000,000
Vested RSUs	15,728,353	12,427,127	15,642,921

Non-GAAP Diluted Shares Outstanding	355,199,843	348,773,159	353,564,153

Note:	In addition to non-GAAP diluted shares outstanding above, there were approximately 6.6 million, 4.9 million and 3.5 million unvested RSUs that participate in distributions as of March 31, 2011 and 2010 and December 31, 2010, respectively.

There were 21.5 million additional Class A shares that were formally issued in April 2011 in connection with Apollo’s IPO.